UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2016

Dominion Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36684	46-5135781
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (804) 819-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Contribution Agreement

On October 28, 2016, Dominion Midstream Partners, LP (the “Partnership”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Dominion Resources, Inc. (“Dominion”) and QPC Holding Company (“Holdco”), a wholly owned subsidiary of Dominion. Pursuant to the terms of the Contribution Agreement, Holdco will contribute to the Partnership and the Partnership will acquire from Holdco all of the issued and outstanding membership interests of Questar Pipeline, LLC (successor by statutory conversion to and formerly known as Questar Pipeline Company) (“Questar Pipeline”). Under the Contribution Agreement, the Partnership will become the sole member of Questar Pipeline in exchange for consideration of $1.29 billion (the “Consideration”), consisting of (i) common units representing limited partner interests in the Partnership (“Common Units”), with a value of between $100 million and $425 million, to be determined as set forth in the Contribution Agreement, (ii) Series A Convertible Preferred Units representing limited partner interests in the Partnership (“Preferred Units”), with a value of $300 million, to be determined as set forth in the Contribution Agreement and (iii) an amount in cash equal to the difference between the Consideration and the amounts set forth in clauses (i) and (ii) (collectively, the “Acquisition”). The Acquisition is expected to close on or about December 1, 2016, subject to customary closing conditions and as otherwise described in the Contribution Agreement. Additionally, pursuant to the terms of the Contribution Agreement and as a condition to closing, the Partnership has also agreed to (i) repurchase 6,656,839 common units from Dominion MLP Holding Company II, Inc. (“Dominion Holdco II”) and Dominion MLP Holding Company III, Inc. and (ii) repay $300.8 million of outstanding indebtedness payable to Dominion Holdco II pursuant to a promissory note dated April 1, 2015.

Questar Pipeline operates interstate natural gas pipelines and storage facilities in the western United States, providing natural gas transportation and underground storage services in Utah, Wyoming and Colorado. Dominion indirectly acquired all of the issued and outstanding ownership interests of Questar Pipeline in connection with the merger of Dominion’s wholly owned subsidiary Diamond Beehive Corp. (“Merger Sub”) with and into Questar Corporation (which is now known as Dominion Questar Corporation) on September 16, 2016, pursuant to an Agreement and Plan of Merger dated January 31, 2016 between Dominion, Merger Sub and Questar Corporation. The Acquisition was evaluated for its fairness and approved by the conflicts committee of the Board of Directors (the “Conflicts Committee”) of Dominion Midstream GP, LLC, the general partner of the Partnership (the “General Partner”). The Conflicts Committee, which is composed entirely of independent directors, retained an independent financial advisor and legal counsel to assist it in evaluating the Acquisition.

Each of the General Partner and Holdco is a direct or indirect wholly owned subsidiary of Dominion. As a result, certain individuals, including officers and directors of Dominion, Holdco, the General Partner and Questar Pipeline, serve as officers and/or directors of more than one of such other entities. As of October 27, 2016, Dominion indirectly holds 18,504,628 Common Units and 31,972,789 subordinated units, representing an aggregate 65% limited partner interest in the Partnership through its subsidiaries and (ii) a non-economic general partner interest and incentive distribution rights in the Partnership through its indirect ownership of the General Partner.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series A Preferred Unit and Common Unit Purchase Agreement

On October 27, 2016, the Partnership entered into a Series A Preferred Unit and Common Unit Purchase Agreement (the “Purchase Agreement”) with certain affiliates of Stonepeak Infrastructure Partners, Magnetar Financial LLC, First Reserve Advisors, L.L.C., Kayne Anderson Capital Advisors, L.P. and Tortoise Capital Advisors, LLC (collectively, the “Purchasers”) to issue and sell in a private placement (the “Private Placement”) $137.5 million of Common Units and at least $450 million of Preferred Units (collectively, the “Purchased Units”) resulting in a total cash purchase price of at least $587.5 million. Subject to certain exceptions, the number of Purchased Units to be issued in connection with the Private Placement will be (i) in the case of Common Units, equal to the initial price at which Common Units are offered to the public in in an anticipated public offering (the “Public Offering Price”) expected to be undertaken before closing (the “Closing”) of the Private Placement, less the distribution declared on October 21, 2016 of $0.2475 (the “October Distribution”) or (ii) in the case of Preferred Units, calculated based on 115% of the Public Offering Price, less the October Distribution; provided that, for purposes of such calculation, the Public Offering Price cannot be higher than $25.2888 (such price per Preferred Unit being referred to herein as the “Preferred Unit Issue Price”). The Partnership has the option, upon written notice to the Purchasers not less than five days prior to the Closing, to require the Purchasers, on a pro rata basis, to purchase additional Preferred Units for cash consideration of up to $150 million, with the number of such additional Preferred Units to be calculated based on the formula described above. The Closing is subject to customary closing conditions, including the concurrent closing of the Acquisition. The Purchase Agreement contains customary representations, warranties and covenants of the Partnership and the Purchasers.

Pursuant to the Purchase Agreement, in connection with the Closing, the General Partner will execute a Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended and Restated Partnership Agreement”) to, among other things, authorize and establish the rights and preferences of the Preferred Units. The Preferred Units will be a new class of security that will rank senior to all classes or series of limited partner interests of the Partnership with respect to distribution rights. The Preferred Units will vote on an as-converted basis with the Common Units and will have certain other class voting rights with respect to any amendment to the Amended and Restated Partnership Agreement that would be adverse (other than in a de minimis manner) to any of the rights, preferences or privileges of the Preferred Units.

Holders of the Preferred Units will receive cumulative quarterly distributions equal to 4.75% per annum until the second anniversary of the Closing, and thereafter the quarterly distribution rate on the Preferred Units will equal the greater of 4.75% per annum and the amount that the Preferred Units would have received if they had converted into Common Units at the then applicable conversion rate (defined below); provided, that if at any time after third anniversary of the Closing, certain conditions are satisfied with respect to the trading price of the Common Units as set forth in the Amended and Restated Partnership Agreement, the distributions on the Preferred Units for each quarter thereafter will be equal to the greater of 4.75% and the amount that the Preferred Units would have received if they had converted into Common Units on the record date for the quarter immediately preceding the date on which such conditions are first satisfied at the then applicable conversion rate. The Partnership cannot pay any distributions on any junior securities, including any of the Common Units, subordinated units and the incentive distribution rights, prior to paying the quarterly distribution payable to the Preferred Units, including any previously accrued and unpaid distributions.

Each holder of the Preferred Units may elect to convert all or any portion of its Preferred Units into Common Units initially on a one-for-one basis, subject to customary adjustments and an adjustment for any distributions that have accrued but not been paid when due (which is referred to herein as the “conversion rate”), at any time (but not more often than once per quarter) after the second anniversary of the Closing (or earlier liquidation, dissolution or winding up of the Partnership), provided that any conversion is for at least $50 million or such lesser amount if such conversion relates to all of a holder’s remaining Preferred Units or has been approved by the General Partner. The Partnership may elect to convert all or any portion of the Preferred Units into Common Units based on the conversion rate at any time (but not more often than once per quarter) after the third anniversary of the Closing if (i) the closing price of the Common Units is greater than 140% of the Preferred Unit Issue Price for the preceding 20 trading days, (ii) the average daily trading volume of the Common Units exceeded 100,000 (as adjusted to reflect splits, combinations or similar events) for the preceding 20 trading days, (iii) the Common Units are publicly traded on a national securities exchange and (iv) the Partnership has an effective registration statement on file covering re-sales of the underlying Common Units to be received by the holders upon conversion of the Preferred Units, provided that the conversion is for at least $100 million or such lesser amount if such conversion relates to all of the then outstanding Preferred Units.

Upon certain events involving a change of control (as defined in the Amended and Restated Partnership Agreement) in which more than 90% of the consideration payable to the holders of the Common Units is payable in cash, the Preferred Units will automatically convert into Common Units at a conversion ratio equal to the higher of (a) the then applicable conversion rate and (b) the quotient of (i) the Preferred Unit Issue Price multiplied by a premium factor (ranging from 115% to 101% depending on when such transaction occurs and the trading price of the Common Units at such time), plus any accrued and unpaid distributions on the Preferred Units (including a pro rata share of accrued distributions) divided by (ii) the volume weighted average price of the Common Units for the 20 trading days prior to the execution of definitive documentation relating to such change of control.

In connection with other change of control events that do not meet the 90% cash consideration threshold described above, each holder of the Preferred Units may elect to (a) convert all of its Preferred Units to Common Units at the then applicable conversion rate, (b) if the Partnership is not the surviving entity (or if the Partnership is the surviving entity, but the Common Units will cease to be listed), require the Partnership to use commercially reasonable efforts to cause the surviving entity in any such transaction to issue a substantially equivalent security (or if the Partnership is unable to cause such substantially equivalent securities to be issued or if Dominion or any its affiliates would control the surviving entity of such transaction, to convert into Common Units at a premium based on a specified formula subject to aggregate return limitations or to be converted in accordance with clause (a) above or redeemed in accordance with clause (d) below), (c) if the Partnership is the surviving entity, continue to hold the Preferred Units or (d) require the Partnership to redeem the Preferred Units at a price per unit equal to 101% of the sum of the Preferred Unit Issue Price and accrued and unpaid distributions on the applicable Preferred Units, plus a pro rata share of accrued distributions, which may be payable in cash or Common Units (and if payable in Common Units will be issued at 95% of the volume weighted average price for the 30 trading days ending on the fifth trading day prior to the closing of the change of control).

Pursuant to the terms of the Purchase Agreement, the Partnership has agreed to enter into a Registration Rights Agreement with the Purchasers at the Closing, pursuant to which, among other things, the Partnership will give the Purchasers certain rights to require the Partnership to file and maintain a registration statement with respect to the re-sale of the Purchased Units and the Common Units that are issuable upon conversion of the Preferred Units, and under certain circumstances, to require the Partnership to initiate underwritten offerings for the Common Units that are purchased in the Private Placement and that are issuable upon conversion of the Preferred Units.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Term Loan

In connection with the Acquisition, on October 28, 2016, the Partnership entered into a Term Loan Agreement with Dominion Midstream, Holdco, Royal Bank of Canada, as Administrative Agent, Mizuho Bank, Ltd., as Syndication Agent and the several lenders from time to time parties thereto (the “Term Loan Agreement”). Borrowings under the Term Loan Agreement are expected to provide $300 million of the required cash which will be distributed to Holdco. A summary of certain key terms of the Term Loan Agreement is as follows:

•	Committed facility in the amount of $300 million available to be drawn upon the consummation of the transactions contemplated by the Acquisition.

•	Commitment expiration date is December 15, 2016.

•	Customary upfront fees and commitment fees on undrawn amounts until first to occur of the draw date or the commitment expiration date.

•	Amount borrowed will be payable on the third anniversary of draw date, with only interest payments on the drawn amount payable prior to maturity. Amounts borrowed may also be prepaid without penalty.

•	Interest payments on the drawn amount are due on a quarterly basis and the amount drawn accrues interest at variable interest rates, determined based on the Partnership’s ratio of Total Debt to Cash Flow (the “Leverage Ratio,” with both component terms as defined in the Term Loan Agreement) or, if the Partnership obtains long-term debt credit ratings in the future, based on such credit ratings in effect from time to time.

•

The Term Loan Agreement contains customary representations, warranties and on-going covenants consistent with other credit facilities made available to Dominion and its subsidiaries or similarly situated

MLP borrowers. In the event of default, these covenants could result in the acceleration of principal and interest payments and restrictions on distributions to unit holders, unless a waiver of such requirements is agreed to by the lenders.

•	Some of the typical covenants include timely payment of principal and interest; information requirements including submitting financial reports filed with the SEC and information about the occurrence of events of default, litigation and other legal proceedings that, if adversely determined, are likely to have a material adverse effect on the Partnership; performance obligations, audits/inspections, continuation of basic nature of business; restrictions on certain matters related to merger or consolidation; restrictions on disposition of all or substantially all assets; limitations on the incurrence of additional indebtedness by the Partnership’s subsidiaries; and a limitation on liens securing other indebtedness of the Partnership or its subsidiaries.

•	Amounts then due and payable under the Term Loan Agreement will need to be paid prior to the Partnership making any distributions to its unitholders. In addition, the Partnership must remain in pro forma compliance with the Leverage Ratio requirement described below after payment of the distribution so long as the Term Loan Agreement remains in place.

•	The Term Loan Agreement also requires the Partnership to maintain a quarterly Leverage Ratio not greater than 5.0 to 1.0 (or during the period following certain acquisitions, 5.50 to 1.0).

•	The Term Loan Agreement contains cross-default provisions with respect to other obligations of the Partnership or its material subsidiaries in excess of $100 million. A change of control for the Partnership, the General Partner or Holdco is also an event of default under the Term Loan Agreement.

•	The Term Loan Agreement also allows the Partnership, at any time before the maturity date of the Term Loan Agreement, to request an increase of up to $100,000,000 in the principal amount borrowed by requesting that new term loan commitments be added to by the lenders. The terms of such incremental loans will be identical to the term loan then outstanding; provided that the lenders shall not be obligated to participate in the incremental loans. In the event that the existing lenders do not fully provide such incremental loans, the Partnership is permitted to include additional lenders in the facility.

The Partnership’s obligations under the Term Loan Agreement will be unconditionally guaranteed by Holdco, which will secure its guarantee obligations by pledging a promissory note payable to it from Dominion in the amount of $300 million.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 relating to the Term Loan Agreement is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description set forth under Item 1.01 above of the issuances by the Partnership to Holdco of Common Units and Preferred Units in connection with the consummation of the transactions contemplated by the Contribution Agreement and to the Purchasers of Common Units and Preferred Units in connection with the consummation of the transactions contemplated by the Purchase Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance on an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.

Item 9.01.	Financial Statements and Exhibits.

2.1	Contribution, Conveyance and Assumption Agreement, dated as of October 28, 2016, by and among Dominion Resources, Inc., QPC Holding Company and Dominion Midstream Partners, LP (filed herewith).

10.1	Series A Preferred Unit and Common Unit Purchase Agreement, dated October 27, 2016, among Dominion Midstream Partners, LP and the purchasers party thereto (filed herewith).

10.2	$300,000,000 Term Loan Agreement, dated as of October 28, 2016, among Dominion Midstream Partners, LP, QPC Holding Company, as Guarantor, the several lenders from time to time parties thereto, Royal Bank of Canada, as Administrative Agent, and Mizuho Bank, Ltd., as Syndication Agent (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

99.1	Audited Consolidated Financial Statements of Questar Pipeline, LLC for the three years ended December 31, 2015 (Item 8. Financial Statements and Supplementary Data for Questar Pipeline, LLC, Questar Pipeline, LLC Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed February 18, 2016, File No. 000-14147).*

99.2	Unaudited Consolidated Financial Statements of Questar Pipeline, LLC for the quarter ended March 31, 2016 (Part I. Financial Information, Item 1. Financial Statements for Questar Pipeline, LLC, Questar Pipeline, LLC Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed April 28, 2016, File No. 000-14147).*

99.3	Unaudited Consolidated Financial Statements of Questar Pipeline, LLC for the quarter ended June 30, 2016 (Part I. Financial Information, Item 1. Financial Statements for Questar Pipeline, LLC, Questar Pipeline, LLC Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed August 4, 2016, File No. 000-14147).*

99.4	Unaudited Pro Forma Consolidated Financial Statements of Dominion Midstream Partners, LP (filed herewith).

*	Questar Pipeline’s Annual and Quarterly Reports are included in a combined filing with the Annual and Quarterly Reports of Dominion Questar Corporation (formerly known as Questar Corporation) and Questar Gas Company; information related to such affiliated entities is not considered to be a component of the Audited and Unaudited Financial Statements of Questar Pipeline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION MIDSTREAM PARTNERS, LP

	By:	Dominion Midstream GP, LLC,
its general partner

Date: October 31, 2016
	By:	/s/ James R. Chapman
		Name:	James R. Chapman
		Title:	Senior Vice President – Mergers & Acquisitions and Treasurer